EXHIBIT 21.1

                        Subsidiaries of ELXSI Corporation

                                                    State or Other
Name of Subsidiary                                  Jurisdiction of Organization
------------------                                  ----------------------------

ELXSI                                               California

Subsidiaries of ELXSI:
   Bickford's Holdings Company, Inc. ("BHC")        Delaware
   Knopofex Ltd.                                    Canada
   Cues B.V.                                        Netherlands
   Cues East LLC                                    Russian Federation

Subsidiary of BHC:
   Bickford's Family Restaurants, Inc. ("BFFI")     Delaware

Subsidiary of BFFI:
   Vermont Bickford's, Inc.                         Vermont